Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Second Amendment to Joint Development Agreement

This Amendment (“Second Amendment”) to the Joint Development Agreement effective December 28, 2018 (“JDA”) and modified by the Series B Preferred Stock Financing Letter dated May 5, 2021 (“Financing Letter”), is by and between Ford Motor Company, located at One American Road, Dearborn, MI 48126 (“Ford”) and Solid Power Operating, Inc., located at 486 S. Pierce Avenue, Suite E, Louisville, CO 80027 (“Solid Power”). Ford and Solid Power may be referred to individually as a “Party” or collectively as the “Parties,” as the context requires. This Second Amendment is effective as of the date of the last party to sign.

RECITALS

WHEREAS, the initial termination date of the JDA was December 31, 2020; and

WHEREAS, the JDA termination date was extended to June 30, 2023, in the last sentence of Section 1 of the Financing Letter; and

WHEREAS, the Parties would like to further extend the JDA termination date to December 31, 2024; and

WHEREAS, the Parties have discussed and agreed on a schedule for certain cell deliverables by Solid Power during the extended period of the JDA, and

WHEREAS, the Parties now seek to amend the JDA in accordance with these objectives.

NOW, THEREFORE, BE IT RESOLVED that:

1.	The termination date in Article 7 of the Ford JDA is extended to December 31, 2024, at no additional cost to Ford.

2.	The cell [* * *] deliverable timelines and material (kilograms of sulfide electrolyte) quantities outlined in Attachment A of the JDA is replaced with the following schedule for the extended period.

[* * *]

3.	The hardware designated for [* * *] will be used by Solid Power to [* * *] to be performed/contracted at Solid Power’s expense and with test conditions agreed upon by Ford.

4.	All other terms and conditions of the JDA remain unchanged, including terms in the Financing Letter applicable to the JDA.

5.	This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. A faxed signature or other electronically transmitted signature (via a .pdf file) on this Second Amendment will have the same legal force and effect as though it were the original of such signature.

IN WITNESS WHEREOF, the Parties hereto have caused this Second Amendment to be executed by their duly authorized representatives:

Ford Motor Company		Solid Power Operating, Inc.

By	/s/ Ted Miller	By	/s/ James Liebscher
	(Ford Authorized Signature)		(Solid Power Authorized Signature)

	Ted Miller		James Liebscher
	(Printed Name)		(Printed Name)

Its	Manager	Its	Chief Legal Officer
	(Ford Signatory’s Title)		(Solid Power Signatory’s Title)

Date	Jun-30-2023	Date	June 29, 2023